UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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VIRPAX PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2023

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

Effective as of June 20, 2023, the Board of Directors of Virpax Pharmaceuticals, Inc. (the “Company”) appointed Vinay Shah to serve as the Company’s Chief Financial Officer. As Chief Financial Officer, Mr. Shah will also serve as the Company’s principal financial officer and principal accounting officer.

On June 18, 2023, Christopher Chipman notified the Chairman of the Board of Directors of the Company of his decision to resign from his position as the Company’s Chief Financial Officer to pursue other opportunities. Mr. Chipman will remain an employee of the Company until June 30, 2023 in order to aid in an orderly transition. Mr. Chipman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

Employment Agreement

Effective June 20, 2023, we entered into an employment agreement with Vinay Shah (the “Shah Employment Agreement”). The Shah Employment Agreement provides for Mr. Shah to serve as the Company’s Chief Financial Officer reporting to the Company’s Chief Executive Officer and provides for an annual base salary of $312,000, subject to annual increases at the discretion of the Board of Directors. Under the Shah Employment Agreement, Mr. Shah is eligible for an annual bonus with a target amount equal to 30% of his base salary, which will be awarded by our Board of Directors (the “Board”) in its sole discretion based on the achievement of the Company and Mr. Shah of corporate and personal performance metrics established by the Board on an annual basis. Upon the recommendation of the Compensation Committee and in consultation with Mr. Shah, the Board of Directors may award Mr. Shah an annual bonus in excess of the targeted amount. To receive any bonus, Mr. Shah may also receive, in the discretion of the Board, equity awards under the 2022 Plan, or any other equity incentive plan that the Company may adopt in the future. Mr. Shah will also be eligible to receive other customary benefits described in the Shah Employment Agreement. Mr. Shah was awarded an option to purchase up to 100,000 shares of the Company’s common stock, 25% vesting after 12 months of his continuous services and the remaining 75% vesting in equal monthly installments over the next 36 months.

The Company may terminate the Shah Employment Agreement upon written notice to Mr. Shah in the event of Disability (as defined in the Shah Employment Agreement), in which event the Company would have no further obligations under the Shah Employment Agreement, except for any Accrued Obligations (as defined in the Shah Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. The Company may also terminate the Shah Employment Agreement for Cause (as defined in the Shah Employment Agreement) immediately upon providing written notice of such termination to Mr. Shah. If the Company terminates the Shah Employment Agreement for Cause, the Company would have no further obligation under the Shah Employment Agreement, except for any Accrued Obligations due. The Company may terminate the Shah Employment Agreement other than with respect to a Disability or for Cause immediately upon written notice of termination to Mr. Shah and if it does so subject to the Company’s receipt of a release, in addition to any Accrued Obligations due, Mr. Shah is entitled to receive (i) severance payments in an amount equal to Mr. Shah’s base salary for a period of twelve months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) twelve months or (2) the date Mr. Shah becomes eligible for medical benefits through another employer, subject to certain conditions.

Mr. Shah may terminate his agreement for Good Reason (as defined in the Shah Employment Agreement) upon providing written notice of such termination to us. If Mr. Shah terminates his employment for Good Reason, Mr. Shah will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company other than for Disability or for Cause.

If the Shah Employment Agreement is terminated by Mr. Shah for Good Reason or by us without Cause (other than on account of Mr. Shah’s death or Disability), subject to the Company’s receipt of a release in each case within twelve months following a Change in Control (as defined in the Shah Employment Agreement), Mr. Shah will be entitled to receive the Accrued Obligations and, subject to Mr. Shah’s compliance with the terms of the Shah Employment Agreement, Mr. Shah will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Shah’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Shah’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Shah under the 2022 Plan.

The Shah Employment Agreement has a term of three years from the effective date. In connection with his entry into the Shah Employment Agreement, Mr. Shah entered into a customary Confidential Disclosure Invention Assignment Agreements with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, copies of which are filed as Exhibit 10.1, to this Current Report on Form 8-K and are incorporated by reference herein.

Separation Agreement

The Company entered into a separation agreement and release with Mr. Chipman (the “Separation Agreement”) which is effective as of June 30, 2023, providing for (i) the payment to Mr. Chipman of a total of $234,000, (the “Severance Amount”) in four equal monthly installments of $58,500; (ii) reimbursement of COBRA payments for four months; and (iii) the acceleration of the vesting of all shares subject to option awards, such options to be exercisable until the Severance Amount is fully paid.. Any options that are not timely exercised will be nullified. The Separation Agreement also contains mutual non-disparagement obligations and a mutual standard release of claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated June 20, 2023, by and between Virpax Pharmaceuticals, Inc. and Vinay Shah

10.2	Separation agreement, dated June 18, 2023 by and between Virpax Pharmaceuticals, Inc. and Christopher Chipman

99.1	Press Release, issued by Virpax Pharmaceuticals, Inc. dated June 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: June 20, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer

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Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT effective as of June 20, 2023 (this “Agreement”) between Virpax Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and Vinay Shah (the “Executive”).

Background:

The parties desire to enter into this Agreement to provide for the employment of the Executive by the Company and for certain other matters in connection with such employment, all as set forth more fully in this Agreement. Certain capitalized terms used in this Agreement have the respective meanings given to them in Exhibit A hereto.

Terms:

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1. Position and Duties.

(a) Position and Duties. The Company agrees that the Executive shall be employed by the Company to serve as Chief Financial Officer of the Company. In the performance of his duties, the Executive shall report to the Chief Executive Officer of the Company and shall comply with the policies of and be subject to the reasonable direction of the Board of Directors (the “Board”) of the Company. The Executive agrees to be so employed by the Company and agrees to devote substantially all of his business time, attention, skill and efforts to perform services for the Company as its Chief Financial Officer and to faithfully and diligently discharge and fulfill his duties hereunder to the best of his abilities. The Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical to or contrary to the best interests of the Company. The Executive shall perform his duties hereunder [primarily remotely]. In the performance of his duties, the Executive shall travel to such other places at such times as the needs of the Company may from time-to-time dictate or be desirable

2. Term. The Executive’s employment under this Agreement shall commence on the Commencement Date and shall end when terminated pursuant to Section 4.

3. Compensation.

(a) Base Salary. During the term of the Executive’s employment under this Agreement, the Executive shall be paid an annual salary at the rate of Three Hundred Twelve Thousand ($312,000) (the “Base Salary”), payable in accordance with the Company’s payroll practices and policies in effect from time to time and subject to applicable withholding of income taxes, social security taxes and other such other payroll deductions as are required by law or applicable employee benefit programs. The Board shall review the Executive’s Base Salary for annual increases, commencing with the Base Salary for the 2024 calendar year.

(b) Cash Bonus. With respect to each fiscal year of the Company during the continued full-time employment of the Executive hereunder, the Executive will be eligible to be considered for an annual performance bonus (the “Cash Bonus”) in an amount of up to 30% of the Executive’s Base Salary, provided, that the bonus for the year ended December 31, 2023 shall not be pro-rated and shall instead be calculated as if Executive provided services for the full year. The Cash Bonus, if any, will be awarded by the Board in its sole discretion based on the achievement of Company and personal performance metrics established by the Board on an annual basis, following consultation with the Executive. Any Cash Bonus awarded to the Executive hereunder will be payable in a single lump sum cash payment, less applicable taxes and withholdings, not later than two and one-half months after the end of the fiscal year to which it relates in accordance with the Company’s customary practices for annual bonus payments. The Cash Bonus is deemed “earned” thirty (30) days after the Board of Directors calculates the amount to be paid. Eligibility for the Cash Bonus is contingent on Executive’s continued employment with Company on the date the Cash Bonus is to be paid to Executive. Executive will not receive the Cash Bonus if Executive is not an employee of the Company when the Cash Bonus would otherwise be paid.

(c) Equity Incentives. The Executive shall be eligible to participate in equity incentive programs established by the Company from time to time in accordance with the terms of those programs.

(d) Vacation and Fringe Benefits. The Executive shall be entitled to participate in all vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other senior management employees of the Company.

(e) Reimbursement of Other Expenses. The Company shall reimburse the Executive for the reasonable and necessary out-of-pocket business expenses incurred by the Executive for or on behalf of the Company in furtherance of the performance of the Executive’s duties hereunder in accordance with the Company’s policies as approved by the Board from time to time, subject in all cases to the Company’s requirements with respect to reporting and documentation of such expenses.

(f) Section 409A. If any reimbursement under this Section 3 is not exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) then (i) any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year; (ii) a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment; and (iii) a reimbursement shall be made no later than the end of the calendar year following the calendar year in which the Executive incurred the related expense.

4. Stock Options.

(a) In connection with the commencement of your employment and subject to the approval of the Company’s Board of Directors or its Compensation Committee, you will be granted an option to purchase 100,000 shares of the Company’s Common Stock (the “Option”).

(b) The vesting schedule for the Option shall be as follows: 25% of the shares subject to the option will vest after 12 months of your continuous service, and the remaining 75% of the shares subject to the Option will vest in equal monthly installments over the next 36 months of your continuous service, until either your Option is fully vested or your employment ends, whichever occurs first, as described in the applicable Stock Option Agreement.

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(c) The exercise price per share of the Option will be determined by the Board of Directors or the Compensation Committee when the Option is granted. The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2022 Equity Incentive Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement, including vesting provisions consistent with paragraph 4(b) above.

5. Termination.

(a) Death. The Executive’s employment with the Company shall automatically terminate effective as of the date of the Executive’s death, in which event the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Executive’s estate: (i) any portion of the Executive’s Base Salary for the period up to the Executive’s date of death that has been earned but remains unpaid; (ii) any expenses properly incurred but not yet reimbursed, including, without limitation, the reimbursements provided for in sub-sections (d) and (f) of Section 3; (iii) any benefits that have accrued to the Executive under the terms of the employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans (the payments in clauses (i) through (iii) collectively, the “Accrued Obligations”); and (iv) the Cash Bonus awarded pursuant to Section 3(b), if any, with respect to the fiscal year prior to the fiscal year of termination, to the extend unpaid (the “Earned Bonus”). The Accrued Obligations shall be paid on the first payroll date following the last date of employment to the extent administratively feasible and, if not, then on the second payroll date following the last date of employment. The Earned Bonus, if any, will be paid when it would have been paid had Executive remained employed with the Company.

(b) Disability. The Company may terminate the employment of the Executive immediately upon written notice to the Executive in the event of the Disability of the Executive, in which event the Company shall not have any further obligation or liability under this Agreement except for the Accrued Obligations and the Earned Bonus. The Accrued Obligations shall be paid on the first payroll date following the last date of employment to the extent administratively feasible and, if not, then on the second payroll date following the last date of employment. The Earned Bonus, if any, will be paid when it would have been paid had Executive remained employed with the Company.

(c) Termination of the Executive’s Employment for Cause. The Company may terminate the employment of the Executive for Cause immediately upon providing written notice of such termination to the Executive. If the Executive’s employment with the Company is terminated by the Company for Cause, the Company shall not have any further obligation or liability under this Agreement except for the Accrued Obligations. The Accrued Obligations shall be paid on the first payroll date following the last date of employment to the extent administratively feasible and, if not, then on the second payroll date following the last date of employment.

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(d) Other Termination by the Company. The Company may terminate the employment of the Executive for any reason other than one specified in Section 4(b) or Section 4(c) immediately upon written notice of termination to the Executive. If the Executive’s employment with the Company is terminated by the Company on or after [September 30, 2023] for any reason other than one specified in Section 4(b) or Section 4(c), in addition to the Accrued Obligations, and subject to the execution by the Executive of a release in the form of Exhibit B hereto (the “Release”) and the compliance by the Executive with the Release and all terms and provisions of this Agreement and the Executive Confidentiality Agreement (as defined in Section 5) that survive the termination of the Executive’s employment by the Company: (i) the Executive shall be entitled to receive severance payments in an amount equal to the Base Salary for the Severance Period, payable in accordance with the Company’s payroll practices and policies then in effect (except as provided below regarding the commencement of payments); (ii) the Executive shall be entitled to receive monthly reimbursement (upon presentation of proof of payment) for the medical insurance premiums under the Company’s group insurance plan (for the Executive and his eligible dependents at the same level as was in effect on the termination date until the earlier of (1) the end of the Severance Period or (2) the date the Executive becomes eligible for medical benefits through another employer; (iii) if vesting shall not have accelerated under the equity awards then held by Executive, including, but not limited to, the Option, then the Company will accelerate the vesting of the number of shares subject to options that would have vested in the twelve (12) month period after Executive’s separation, such that, effective as immediately prior to the separation date, Executive will be considered to have vested in all options granted to him through, and no later than twelve (12) months following the date of the separation; and (iv) effective as immediately prior to the separation date, the Company shall extend the period of time for Executive to exercise any vested shares subject to options until the earlier of (i) the expiration date of the applicable option, or (ii) twelve (12) months after Executive’s separation date. Any payments due pursuant to Section 4(d), other than the Accrued Obligations, shall commence as soon as administratively feasible within 60 days after the date of the Executive’s termination of employment provided the Executive has timely executed and returned the Release and, if a revocation period is applicable, the Executive has not revoked the Release; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance payments shall begin to be paid in the second calendar year. The Accrued Obligations will be paid on the first payroll date following last date of employment to the extent administratively feasible and, if not, then on the second payroll date following the last date of employment. If the Executive’s employment with the Company is terminated by the Company pursuant to this Section 4(d), the Company shall not have any further obligation or liability under this Agreement except for the payments specified in clauses (i) and (ii) of this Section 4(d) and payment of the Accrued Obligations.

(e) Termination by the Executive for Good Reason. The Executive may terminate his employment with the Company for Good Reason immediately upon providing written notice of such termination to the Company. If the Executive shall terminate the Executive’s employment with the Company for Good Reason, the Executive shall be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon a termination of the Executive’s employment by the Company as provided in Section 4(d) and subject to the satisfaction of the other provisions of such Section 4(d) and this Section 4(e). If the Executive’s employment with the Company is terminated by the Executive for Good Reason pursuant to this Section 4(e), the Company shall not have any further obligation or liability under this Agreement except for the payments specified in clauses (i) and (ii) and vesting and exercise of options in clauses (iii) and (iv) of Section 4(d) and payment of the Accrued Obligations. The Executive may not terminate his employment with the Company for Good Reason pursuant to this Section 4(e), and shall not be considered to have done so for any purpose of this Agreement, unless (I) the Executive, within 60 days after the initial existence of the act or failure to act by the Company that constitutes “Good Reason” within the meaning of this Agreement, provides the Company with written notice that describes, in particular detail, the act or failure to act that the Executive believes to constitute “Good Reason” and identifies the particular clause of this Section 4(e) that the Executive contends is applicable to such act or failure to act; (II) the Company, within 30 days after its receipt of such notice, fails or refuses to rescind such act or remedy such failure to act so as to eliminate “Good Reason” for the termination by the Executive of the Executive’s employment relationship with the Company; and (III) the Executive actually resigns from the employ of the Company on or before that date that is 12 calendar months after the initial existence of the act or failure to act by the Company that constitutes “Good Reason.” If the requirements of the immediately preceding sentence are not fully satisfied on a timely basis, then the resignation by the Executive from the employ of the Company shall not be deemed to have been for “Good Reason,” the Executive shall not be entitled to any of the benefits to which the Executive would have been entitled if the Executive had resigned from the employ of the Company for “Good Reason,” and the Company shall not be required to pay any amount or provide any benefit that would otherwise have been due to the Executive under this Section 4(e) had the Executive resigned with “Good Reason.”

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(f) Change in Control.

(i) Notwithstanding any other provision contained herein, if the Executive’s employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause (other than on account of the Executive’s death or Disability), in each case within twelve (12) months following a Change in Control, the Executive shall be entitled to receive the Accrued Obligations and subject to the Executive’s compliance with Section 6 and Section 6 of this Agreement and the Executive’s execution of the Release (as defined above) which becomes effective within 60 days following the termination date, the Executive shall be entitled to receive the following:

(1) a lump sum payment equal to two (2) times the sum of the Executive’s Base Salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), which will be paid no later than March 15 of the year following the termination date;

(2) a lump sum payment equal to two (2) times the sum of the Executive’s Cash Bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), which will be paid no later than March 15 of the year following the termination date;

(3) accelerated vesting of any award granted to the Executive under the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan (“Plan”) in accordance with section 15.1(b) of the Plan, and as approved by the compensation committee of the Board pursuant to the execution of this Agreement.

(ii) For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(1) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(2) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 50% or more of the total voting power of the Company’s stock; or

(3) the sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A. For the avoidance of doubt, if Executive is entitled to benefits under this Section 5(f), Executive will not be eligible for the benefits set forth in Sections 5(d) or 5(e).

(g) Other Termination by the Executive. The Executive may terminate the Executive’s employment for any reason other than one specified in Section 4(e) upon 30 days’ prior written notice of termination to the Company. In the event the Executive shall terminate the Executive’s employment pursuant to this Section 4(g), the Company shall not have any further obligation or liability under this Agreement, except for the Accrued Obligations, which shall be paid on the first payroll date following last date of employment to the extent administratively feasible and if not, then on the second payroll date following the last date of employment. The Company shall not have the right following Executive’s provision of notice to terminate the Executive’s employment prior to the end of the notice period unless the Company pays the Executive for the full notice period.

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(h) Base Salary Continuation. The Base Salary continuation set forth in Sections 4(d) and (e) above shall be intended either (i) to satisfy the safe harbor set forth in the Treas. Regs. 1.409A-1(b)(9)(iii), or (ii) be treated as a Short-term Deferral as that term is defined Treas. Regs. 1.409A-1(b)(4). To the extent such continuation payments exceed the applicable safe harbor amount or do not constitute a Short-term Deferral, the excess amount shall be treated as deferred compensation under Code section 409A and as such shall be payable pursuant to the following schedule: such excess amount shall be paid via standard payroll in periodic installments in accordance with the Company’s usual practice for its senior executives. Solely for purposes of Code section 409A, each installment payment is considered a separate payment. Notwithstanding any provision in this Agreement to the contrary, in the event that the Executive is a “specified employee” as defined in Code section 409A, any continuation payment, continuation benefits or other amounts payable under this Agreement that would be subject to the special rule regarding payments to “specified employees” under Section 409A(a)(2)(B) of the Code shall not be paid before the expiration of a period of six months following the date of the Executive’s termination of employment or before the date of the Executive’s death, if earlier.

(i) Parachute Provisions. In the event a Change of Control occurs, the Company will engage an independent accounting firm (the “Accounting Firm”) at its expense to determine whether the Executive received, is entitled to receive or will become entitled to receive any benefits or payments in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) (the “Total Payments”), and whether the Total Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code. If the Total Payments will be subject to the Excise Tax, at the Executive’s election, (i) the Company shall use reasonable efforts to obtain the approval of Company’s stockholders in the manner contemplated by Q&A 7 of Treas. Reg. Section 1.280G such that the Excise Tax shall not apply to any portion of the Total Payments, or (ii) the aggregate present value of the Total Payments shall be reduced (but not below $1) if reducing the Total Payments will provide the Executive with a greater net after-tax amount than would be the case if no reduction was made. Any reduction shall be done in accordance with Section 409A of the Code.

6. Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation.

7. Confidentiality and Restrictive Covenants. Concurrently with the execution hereof, and as a condition of employment, the Executive shall execute and deliver an Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement (the “Executive Confidentiality Agreement”).

8. No Conflicts. The Executive represents and warrants that the Executive is not party to any agreement, contract or understanding, whether of employment, consultancy or otherwise, in conflict with this Agreement or which would in any way restrict or prohibit the Executive from undertaking or performing services for the Company or otherwise from entering into or performing this Agreement or the Invention Assignment Agreement.

9. Full Agreement. This Agreement (including the Exhibits hereto) and the Executive Confidentiality Agreement, constitute the entire agreement of the parties concerning its subject matter and supersedes all other oral or written understandings, discussions, and agreements, and may be modified only in a writing signed by both parties; provided that neither this Agreement nor the Executive Confidentiality Agreement shall not supersede any prior confidentiality, nondisclosure or invention assignment agreements executed by the Executive in favor of the Company. The parties acknowledge that they have read and fully understand the contents of this Agreement and execute it after having an opportunity to consult with legal counsel.

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10. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

12. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California.

13. Assignment.

(a) By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be assigned by the Company without the consent of the Executive.

(b) By the Executive. This Agreement and the obligations created hereunder may not be assigned by the Executive, but all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s heirs, devisees, legatees, executors, administrators and personal representatives. Any attempted assignment in violation of this Section 13(b) shall be null and void.

14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

If to the Company:

Virpax Pharmaceuticals, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Attention: General Counsel

If to the Executive:

Vinay Shah

####

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

7

15. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

16. Survival of Covenants. The provisions of Section 4 through this Section 16 shall survive the termination of the Executive’s employment shall continue in effect thereafter.

17. Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed by the parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

(Signature page follows)

8

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Anthony P. Mack
Anthony P. Mack, Chairman & CEO

/s/ Vinay K. Shah
Vinay K. Shah

Signature Page to Employment Agreement

9

EXHIBIT A

Certain Definitions

The following terms have the meaning set forth below wherever they are used in this Agreement:

“Cause” for the Company (or a successor, if appropriate) to terminate the Executive’s employment will exist upon the occurrence of any of the following events: (i) the Executive’s continued failure to substantially perform the Executive’s duties and obligations to the Company, including but not limited to any material breach of this Agreement or any material violation of the Company’s written policies or rules, and failure to cure the same within ten business days after being notified by the Board; (ii) the Executive’s having committed willful fraud or willful misconduct, in any such case which is materially injurious to the Company; (iii) the Executive’s having been convicted of a felony involving moral turpitude that results in material harm to the standing or reputation of the Company; or (iv) the Executive’s material breach of the terms of the Invention Assignment Agreement.

“Change of Control” means (i) any merger or consolidation in which voting securities of the Company possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the person holding those securities immediately prior to such transaction and the composition of the Board following such transaction is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the transaction; or (ii) any acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of voting securities of the Company possessing more than 50% of the total combined voting power of the Company’s outstanding securities; provided, however, that, no Change of Control shall be deemed to occur by reason of the acquisition of shares of the Company’s capital stock by an investor or group of investors in the Company in a capital-raising transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement Date” means June 20, 2023.

“Competitive Business” means the commercialization, manufacturing, marketing, distribution, licensing and/or sale of devices, systems, methodologies or technologies for the delivery, transmission or administration of one or more drugs or other substances used for the prevention and/or treatment of pain, or any other technology, product or service being developed, manufactured, marketed, distributed, offered, sold or planned in writing by the Company.

“Disability” means an illness, incapacity or a mental or physical condition that renders the Executive unable or incompetent, with or without a reasonable accommodation, to carry out the job responsibilities that the Executive held or the tasks that the Executive was assigned at the time the disability commenced for a period of 90 consecutive days, or 180 non-consecutive days in any rolling 12-month period.

“Good Reason” for the Executive to resign from the employ of the Company will exist upon the occurrence of any of the following events, subject to compliance with the other provisions of Section 4(e): (a) a reduction in the Base Salary, as then in effect; (b) a material reduction of the Executive’s authority, position, responsibilities or duties unless such reduction is part of a Company-wide reduction in compensation and/or benefits for all of its senior executives, and except that, following a Change of Control, a reduction in authority, position, responsibilities or duties solely by virtue of the Company being acquired and becoming part of a larger entity or operated as a subsidiary or division of a larger company shall not constitute Good Reason; or (c) the Company’s material breach of this Agreement;.

“Severance Period” shall mean a period of twelve months after the effective date of the termination of the Executive’s employment.

A-1

EXHIBIT B

Release of Claims

1. Termination of Employment. Vinay Shah (“Executive”) hereby agrees and recognizes that, as of __________, 202_, Executive’s employment relationship with Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be permanently and irrevocably severed.

2. Release of Claims. In consideration of the payments and benefits described in Section 4(d) and Section 4(e) of the employment agreement (the “Employment Agreement”), effective October 11, 2016, by and between Executive and the Company, to which Executive agrees Executive is not entitled until and unless Executive executes and does not revoke this Release, Executive, for and on behalf of himself and his heirs, executors, administrators and assigns, hereby waives and releases any and all complaints, claims, suits, controversies, and actions, whether known or unknown, suspected or claimed, which Executive, or any of the Executive’s heirs, executors, administrators or assigns ever had, now has or may have against the Company and/or its respective predecessors, successors, past or present parents or subsidiaries, affiliates, investors, branches or related entities (collectively, including the Company, the “Entities”) and/or the Entities’ past or present stockholders, insurers, assigns, trustees, directors, officers, limited and general partners, managers, joint venturers, members, employees or agents in their respective capacities as such (collectively with the Entities, the “Releasees”) by reason of circumstances, acts or omissions which have occurred on or prior to the date that this Release becomes effective, including, without limitation, (a) any complaint, charge or cause of action arising under (i) federal, state or local laws pertaining to employment or termination of employment, including the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, as amended, the Civil Rights Act of 1991, as amended, the Americans with Disabilities Act of 1990, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Family and Medical Leave Act of 1993, as amended, the Worker Adjustment Retraining and Notification Act, as amended, the Executive Retirement Income Security Act of 1974, as amended, any applicable Executive Order Programs, the Fair Labor Standards Act, or their state or local counterparts (including, but not limited to, the Pennsylvania Human Relations Act), the Fair Employment and Housing Act, The California Family Rights Act, the California Labor Code, the California Military and Veterans Code, the California Government Code, the California Business and Professions Code; (ii) any other federal, state or local civil or human rights law; (iii) any other local, state, or federal law, regulation or ordinance; (iv) any public policy, contract and/or quasi-contract or tort (including, but not limited to, claims of breach of the Employment Agreement, an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress); (v) common law; or (vi) any policies, practices or procedures of the Company; or (b) any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (the “Released Claims”). By signing this Release, Executive acknowledges that he intends to waive and release any rights known or unknown that he may have against the Releasees under these and any other laws. Notwithstanding the foregoing, Executive does not release, discharge or waive: any rights to indemnification that he may have under the certificate of incorporation, the by-laws or equivalent governing documents of the Company or its subsidiaries or affiliates, the laws of the State of Delaware or any other state of which any such subsidiary or affiliate is a domiciliary, the Employment Agreement or any indemnification agreement between Executive and the Company; any rights to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy; any rights he may have in his capacity as a stockholder of the Company; any rights he may have to enforce the vested terms of any equity or other incentive agreement previously provided to him; any rights he may have to severance benefits and payment of Accrued Obligations under the Employment Agreement (the “Excluded Claims”). The Executive acknowledges that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by this Section 2.

3. Proceedings. Executive acknowledges that he has not filed any complaint, charge, claim or proceeding, if any, or assigned to any other person the right to bring any such complaint, charge, claim, or proceeding, relating to the Released Claims against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). Executive (i) acknowledges that he will not initiate or cause to be initiated on her behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law and (ii) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (the “EEOC”). Further, Executive understands that, by executing this Release, he will be limiting the availability of certain remedies that she may have against the Releasees and limiting also his ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in Section 2 of this Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against any Releasee before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 2 of this Release (but no other portion of such waiver), (ii) initiating or participating in an investigation or proceeding conducted by the EEOC or (iii) reporting possible violations of federal, state or local law, ordinance or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the U.S. Securities and Exchange Commission (the “SEC”), the Congress and any agency Inspector General, or otherwise taking action or making disclosures that are protected under the whistleblower provisions of any federal, state or local law, ordinance or regulation, including, but not limited to, Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended; or (iv) receiving a monetary award for information provided to the SEC pursuant to Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended. The Executive acknowledges and agrees that the Executive’s separation from employment with the Company in compliance with the terms of the Employment Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

4. Time to Consider. Executive acknowledges that he has been advised that he has [twenty-one (21)]/[forty-five (45)]1 days from the date of receipt of this Release to consider all the provisions of this Release and, further, that if Executive signs this Release prior to the expiration of such [twenty-one (21)]/[forty-five (45)] day period, he does hereby knowingly and voluntarily waive said given [twenty-one (21)]/[forty-five (45)] day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 2 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY. [EXECUTIVE ALSO ACKNOWLEDGES THAT HE HAS RECEIVED ALL INFORMATION REQUIRED TO BE DISCLOSED IN CONNECTION WITH AN EXIT INCENTIVE OR OTHER EMPLOYMENT TERMINATION PROGRAM.]

[1]	NTD: To be selected based on whether applicable termination was “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967).

5. Revocation. Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of his execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company nor any other person is obligated to provide any benefits to Executive pursuant to Section 4(d) or Section 4(e) of the Employment Agreement until eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company immediately shall arrange and/or pay for any such benefits otherwise attributable to said eight-(8) day period, consistent with the terms of the Employment Agreement. If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release, no action or forbearance of action will be required of the Company under any section of this Release, and Executive shall not be entitled to receive any portion of the severance compensation and benefits which are conditioned on the delivery of this Release.

6. No Admission. This Release does not constitute an admission of liability or wrongdoing of any kind by Executive or the Company.

7. Confidentiality. Executive agrees that Executive will not communicate or disclose the terms of this Release to any persons with the exception of members of Executive’s immediate family and Executive’s attorney and financial advisor, or as permitted by Section 3 above.

8. Return of Company Property. Executive represents that all equipment and other property of the Company, including any documents and files, whether electronically stored or maintained in hard copy, have been returned to the Company, and that Executive has not retained any copies of the same.

9. Non-Disparagement. Executive will not disparage, by using false or misleading information, any Releasee or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Releasee. The Company’s directors, officers and senior executives shall not disparage or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of the Executive.

10. Post-Employment Obligations. Executive reaffirms that he will comply with all of his post-employment obligations as set forth in Section 5 of the Employment Agreement.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior representations, agreements, written or oral, expressed or implied, except for Section 5 of the Employment Agreement, which survives the termination of Executive’s employment and is incorporated herein by reference, and except for any agreements with respect to Executive’s options to acquire Common Stock of the Company. This Agreement may not be modified or amended other than by an agreement in writing signed by an officer of the Company.

12. Acknowledgement. Executive acknowledges and agrees that, subsequent to the termination of Executive’s employment, Executive shall not be eligible for any payments from the Company or Company-paid benefits, except as expressly set forth in this Agreement. Executive also acknowledges and agrees that Executive has been paid for all time worked and has received all other compensation owed to him.

13. Assignment. This Agreement shall be binding upon and be for the benefit of the parties as well as Executive’s heirs and the Company’s successors and assigns.

14. General Provisions. A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Executive and the Releasees.

15. Governing Law. The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of California without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand as of the day and year set forth opposite his signature below

Date	Vinay Shah

Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Christopher M. Chipman (“Employee”) and Virpax Pharmaceuticals, Inc., Inc. (“Virpax”, or the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an Employment Agreement with the Company dated April 7, 2021, as amended on March 29, 2022 (“Employment Agreement”) to serve as the Company’s Chief Financial Officer;

WHEREAS, Employee signed an Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement on April 7, 2021 (the “Confidentiality Agreement”), attached hereto as Exhibit A;

WHEREAS, the Company offered Employee to enter into the Stock Option Grant Notice and Agreement (collectively the “Option Agreement”) granting Employee the option to purchase a total of 238,126 shares of the Company’s common stock (the “Option Award”) subject to the terms and conditions of the Virpax Pharmaceuticals, Inc. 2017 Equity Incentive Plan and the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “Plans”);

WHEREAS, Employee’s separation from the Company will be effective June 30, 2023 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees as defined below, and any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Company may have against the Employee, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke this Agreement under the Acknowledgement of Waiver of Claims under the ADEA section below, the Company agrees as follows:

a. Severance Amount. The Company agrees to pay Employee a total of Two Hundred Thirty Four Thousand Dollars ($234,000), (the “Severance Amount”), in four equal installments of $58,500.00, subject to all applicable withholdings, on the Company’s first payroll dates following July 1, 2023, August 1, 2023, September 1, 2023, and October 1, 2023, respectively.

b. COBRA Amount. In addition, the Company agrees to pay Employee Thirteen Thousand Three Hundred Eighty Five Dollars and Thirty Nine Cents ($13,385.39) representing reimbursement for four months’ of Employee’s COBRA payments (the “COBRA Amount”). The COBRA Amount shall be paid immediately upon Employee providing monthly invoices during the period commencing July 1, 2023 through October 31, 2023. No sums shall be withheld from the COBRA Amount payments. No other COBRA reimbursement shall be provided, and Employee acknowledges that payment of the COBRA Amount satisfies all obligations to Employee under Paragraph 4(d)(ii) of the Employment Agreement. Employee shall receive notices regarding any right he may have to elect COBRA continuation coverage under separate cover.

c. Stock Option Acceleration. Effective as of immediately prior to the Separation Date, the Board of Directors of the Company (“Board”) has approved and the Company agrees to accelerate the vesting of 238,126 shares subject to the Option Award (the “Accelerated Options”). The Accelerated Options may be exercised until the Severance Amount is fully paid. All Accelerated Options that are not timely exercised will be nullified and no longer executable.

d. General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee acknowledges and agrees that the Option Awards are the only equity awards issued to Employee. Employee acknowledges and agrees that he has no rights or interest in any shares subject to the Option Awards, other than those shares either already vested or accelerated by the terms of this Section 1.

2. Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health, dental and vision insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

3. Payment of Salary and Receipt of All Benefits. Except for accrued but unpaid salary for the final pay period, accrued but unused vacation days as of the Separation Date, and outstanding expense reimbursement requests for reasonable Company-related business expenses, all of which shall be paid in the next payroll after the Separation Date, Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. For avoidance of doubt, Employee shall retain his right to his vested 401(k) account balance.

4. Release of Claims. Employee agrees that the foregoing Consideration represents settlement in full of all claims and potential claims forever and to the fullest extent permissible by law of any allegedly outstanding obligations owed to Employee by the Company, its subsidiaries and their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co- employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”), and that this constitutes an essential term of this Agreement. Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Separation Date, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company (not including the Accelerated Option), including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Emergency Family and Medical Leave Expansion Act; the Emergency Paid Sick Leave Act; the Pennsylvania Human Relations Act, the Pennsylvania Whistleblower Law;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not waive any rights of Employee, or any obligations of the Company: (1) under this Agreement; (2) that cannot be released as a matter of law, including any Protected Activity (as defined below); (3) regarding unemployment compensation benefits or workers’ compensation benefits; (4) regarding indemnification, contribution, advancement or payment of related expenses pursuant to the Company’s Bylaws or other organizing documents, under any written agreement between the Parties, or under applicable law, in each case as applicable; (5) regarding insurance coverage under any directors and officers liability insurance, other insurance policies of Employer, COBRA, or any similar state COBRA law; (6) regarding any benefits vested and non-forfeitable as of the Separation Date under any stock or other employee benefit plan with the Company; (7) in Employee’s capacity as a shareholder of the Company, if applicable; and (8) any claims arising after the date Employee signs this Agreement. For purposes of clarity, notwithstanding the foregoing or any other provision in this Agreement, Company shall defend, indemnify and hold harmless Employee from and against all claims brought by any person or entity that arise out of his employment or any actions or events that occurred during his employment, including without limitation his role as corporate representative, other than claims for intentional, reckless, or grossly negligent conduct. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5. Company Release of Employee. The Company hereby and forever releases Employee from, and agrees not to sue Employee concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action against Employee relating to any acts or omissions by Employee, whether presently known or unknown, suspected or unsuspected, that have occurred up until and including the date the Company executes this Agreement. This constitutes an essential term of this Agreement.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) against the Releasees, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. Resignation on Termination. Employee agrees that Employee’s execution of this Agreement shall serve as Employee’s resignation, effective as of the Separation Date, from any directorships, offices, or other positions that Employee holds in the Company or any affiliate. Employee confirms that Employee’s resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

8. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Parties represent that neither Party intends to bring any claims on their own behalf or on behalf of any other person or entity against the other Party or, in the case of Employee, against any of the other Releasees.

9. Code Section 409A.

a. The Parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to be exempt from or to otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent applicable thereto. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be interpreted and construed consistent with this intent. Although the Company intends to administer this Agreement so that it will be exempt from, or otherwise comply with the requirements of Section 409A, the Company does not represent or warrant that this Agreement will be exempt from or otherwise comply with Section 409A, or any similar provisions of state or local laws. Neither the Company, its affiliates, nor their respective directors, officers, employees or advisors shall be liable to Employee (or any individual claiming a benefit through Employee) for any tax, interest, or penalties that Employee may owe as a result of compensation or benefits paid under this Agreement, and the Company and its affiliates shall have no obligation to indemnify, reimburse, or otherwise protect Employee from the obligation to pay any taxes pursuant to Code Section 409A or otherwise.

b. Employee’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

10. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Employee agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company. For the avoidance of doubt, notwithstanding any other provision herein or in any other agreement between Employee and the Company, following the Separation Date, Employee may retain, in hardcopy and/or electronic format, and use the Microsoft Outlook Contacts and similar contact information maintained by him as of the Separation Date.

11. No Third Party Cooperation. Employee agrees that Employee has not, and going forward will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance. Notwithstanding the foregoing, nothing in this Agreement shall be construed to restrict or interfere with Employee’s obligation to testify truthfully in any forum and/or disclose information or produce documents as required by law.

12. Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

13. Nondisparagement. Employee agrees not to disparage the Company or the Company’s or any of its subsidiaries’ officers, directors, employees, in any manner likely to be harmful to them or their business, business reputation, or personal reputation, and the Company agrees that none of its or its subsidiaries’ officers or directors will disparage Employee in any manner likely to be harmful to Employee’s business, business reputation or personal reputation; provided that both Employee and the Company’s or subsidiaries’ officers and directors may respond accurately and fully to any question, inquiry, or request for information when required by law, court order or legal process or in connection with a government or regulatory proceeding or investigation. This provision includes statements made on the internet and by social media, including statements made anonymously or under a pseudonym. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain Employee in any manner from making disclosures or engaging in any Protected Activity, as described in Section 19 herein. The Parties acknowledge and agree that the obligations of the Company’s officers and directors under this Section shall only apply for so long as each officer and director remains an employee or director of the Company, as applicable. Employee will refer any requests for verification of his employment or an employment reference to the Company’s Chief Executive Officer and, in response to any such request, the Company’s Chief Executive Officer will state only that Employee resigned and provide Employee’s dates of employment and last position held. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, the Parties acknowledge and agree that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA by Employee, or of any provision of the Confidentiality Agreement shall entitle the non-breaching Party immediately to recover and/or cease providing the consideration provided to the other Party under this Agreement and to obtain damages, as applicable.

15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by anyone of any fault or liability whatsoever to the other Party or to any third party.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION BEFORE A SINGLE, MUTUALLY AGREED, NEUTRAL ARBITRATOR IN PENNSYLVANIA, ADMINISTERED BY THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND PENNSYLVANIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND ANY OTHER RELIEF AVAILABLE UNDER APPLICABLE LAW IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH PENNSYLVANIA LAW , AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL PENNSYLVANIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH PENNSYLVANIA LAW, PENNSYLVANIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. IN RESOLVING ANY MATTER SUBMITTED TO ARBITRATION, THE ARBITRATOR SHALL STRICTLY FOLLOW THE SUBSTANTIVE LAW APPLICABLE TO THE DISPUTE, CLAIM OR CONTROVERSY AND THE ARBITRATOR’S AUTHORITY AND JURISDICTION SHALL BE LIMITED TO DETERMINING THE DISPUTE IN CONFORMITY WITH APPLICABLE LAW AS TO LIABILITY, DAMAGES AND REMEDIES, TO THE SAME EXTENT AS IF THE DISPUTE WAS DETERMINED BY A COURT WITHOUT A JURY. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18. Authority; Successors. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. This Agreement and all rights hereunder will inure to the benefit of, be enforceable by, and binding on the Parties and their heirs, agents, representatives, successors and assigns. The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

19. Protected Activity. Employee understands that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity, provided, however, that Employee agrees not to seek or accept any monetary award from such a proceeding (except with respect to proceedings before the Securities and Exchange Commission). For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), or discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information to Government Agencies as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

20. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

21. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22. Waiver of Statutory Information Rights. Employee hereby waives any current or future rights Employee may have under the Nevada Revised Statutes (and similar rights under other applicable law) to inspect, or make copies and extracts from, the Company’s stock ledger, any list of its stockholders, or any other books and records of the Company or any of its affiliates or subsidiaries, in Employee’s capacity as a holder of stock, shares, units, options, or any other equity instrument.

23. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24. Entire Agreement. This Agreement and its exhibits represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Employment Agreement, with the exception of the Confidentiality Agreement, and Option Agreements. In the event of any conflict between any of the terms in this Agreement and the terms of any other surviving agreement between the Parties, the terms of this Agreement will be controlling.

25. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

26. Governing Law. This Agreement shall be governed by the laws of the State of Pennsylvania, without regard for choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in the State of Pennsylvania.

27. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, within twenty-one (21) days. Each Party has seven

(7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.

29. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)	Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CHRISTOPHER M. CHIPMAN, an individual

Dated: June 18, 2023	/s/ Christopher M. Chipman
Christopher M. Chipman

VIRPAX PHARMACEUTICALS, INC.

Dated: June 18, 2023	By:	/s/ Anthony Mack
	Name:	Anthony Mack
	Title:	Chief Executive Officer

EXHIBIT A

[CONFIDENTIALITY AGREEMENT]*

*PER EMPLOYEE’S CONTRACT (Attachment)

Employee CONFIDENTIAL DISCLOSURE, INVENTION ASSIGNMENT,
Non-CompetITION, Non-SOLICITATION and NON-INTERFERENCE AGREEMENT

THIS AGREEMENT (this “Agreement”), effective as of April 7, 2021, is made by and between Virpax Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and Christopher M. Chipman (the “Employee”), an individual residing at the address set forth on the signature page to this Agreement.

Recitals:

WHEREAS, the Company wishes to employ the Employee, and the Employee wishes to be employed by the Company; and

WHEREAS, in the course of the Employee’s employment with the Company, the Employee will have access to proprietary and commercially valuable confidential business information developed and/or acquired by the Company and any of its affiliates, subsidiaries and other related entities as may exist from time to time in the future (such affiliates, subsidiaries and other related entities hereinafter individually and collectively are referred to as the “Virpax Entities”); and

WHEREAS, the Employee acknowledges and understands that the Employee’s compliance with the terms of this Agreement is necessary to protect the trade secrets, proprietary and confidential information, specialized training, goodwill, customer relations and other legitimate business interests of the Company and the Virpax Entities.

NOW, THEREFORE, in consideration of the Company’s employment of the Employee, the payment of compensation to the Employee for services rendered and to be rendered to the Company and/or the Virpax Entities, and the Company and/or the Virpax Entities’ provision to the Employee of access to commercially valuable confidential and proprietary business information developed and/or acquired by the Company and/or the Virpax Entities, and intending to be legally bound hereby, the parties agree as follows:

1. Non-Disclosure.

(a) Confidentiality and Non-Use Obligations. The Employee acknowledges that, in the course of performing services for the Company, the Employee will obtain knowledge of the Company’s and the Virpax Entities’ proprietary and/or confidential business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, materials, data, improvements, disclosures, collaborators, customers, contractor and supplier lists and/or other proprietary and/or confidential information that has value to the Company and/or the Virpax Entities and is not generally known to the public (whether or not it constitutes a trade secret) (collectively, the “Confidential Information”). Confidential Information includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Confidential Information also includes information or knowledge of Company’s and/or the Virpax Entities that is not generally known or ascertainable outside of Company’s and/or the Virpax Entities’ organization and control and which is not readily disclosed by inspection of Company’s and/or the Virpax Entities’ products/services and promotional literature, for which Company and/or the Virpax Entities have taken reasonable precautions to restrict access and use and from which Company and/or the Virpax Entities derive actual or potential independent economic value because it is not (i) generally known and (ii) readily ascertainable by proper means by persons who can obtain economic value from its use or disclosure. Except with the prior written consent of the Company and/or the Virpax Entities (as applicable), the Employee agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any Confidential Information to any other person who is not subject to obligations of confidentiality to the Company and the Virpax Entities that are at least as protective of the Confidential Information as this Agreement, and not to use any Confidential Information for the Employee’s own benefit or to the detriment of the Company or the Virpax Entities, nor for any purpose other than in connection with the performing services for or on behalf of the Company and/or the Virpax Entities, whether or not such Confidential Information was discovered or developed by the Employee. The Employee also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company and/or the Virpax Entities are obligated to maintain in confidence. Employee also agrees not to remove any documents, material or equipment containing Confidential Information from the premises of the Company and/or the Virpax Entities’ premises, except as required in the performance of Employee’s assigned duties, and to immediately return any such documents, materials or equipment at the termination of employment.

(b) Exclusions. The restrictions on use and disclosure of the Confidential Information set forth in this Agreement shall not apply to any portion of the Confidential Information that: (i) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of unauthorized disclosure by the Employee; (ii) becomes available to the Employee on a non-confidential basis from a source other than the Company or any Virpax Entity that has represented to the Employee in writing (and regarding which the Employee reasonably believes) that such source is entitled to disclose it; or (iii) was independently developed or acquired by the Employee prior to employment by the Company outside the scope of Employee’s employment with the Company and without use of or reference to any Confidential Information of the Company or any of the Virpax Entities, as evidenced by documentation or other evidence in the Employee’s possession.

(c) Notice Concerning Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing.  The Defend Trade Secrets Act of 2016 provides that:

(i) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under the Defend Trade Secrets Act that:  (A) is made – (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and

(ii) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

2. Inventions.

(a) Information and Data. All Inventions (as defined below) shall be the sole and exclusive property of the Company and/or the Virpax Entities, as applicable, and, to the extent the same are or should reasonably be considered of a secret or confidential nature, shall be deemed to be Confidential Information of the Company and/or the Virpax Entities, as applicable. The Employee shall hold for the benefit of the Company and/or the Virpax Entities all documentation, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials, including the same that are of a secret, confidential or proprietary nature, relating to the Company and/or the Virpax Entities or the Company’s and/or the Virpax Entities’ business or technology that are in the possession or under the control of the Employee and shall return such information and materials to the Company upon the request of the Company or the Virpax Entities.

(b) Disclosure and Assignment of Inventions. The Employee shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, modifications, improvements, concepts, ideas, formulae, processes, methods, techniques, designs, developments, software, trademarks, trade secrets, works of authorship, and intellectual property rights (whether or not protectable by trademark, patent, or copyright) made, created, discovered, invented, conceived, reduced to practice, or written by the Employee (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the course of Employee’s employment with, or during the course of Employee’s performance of other services for, the Company or the Virpax Entities that (i) relate in any way to the present, prospective, or contemplated business or activities of Company or the Virpax Entities or (ii) are made, created, discovered, invented, conceived, reduced to practice, or written through the use of the Company’s and/or any of the Virpax Entities’ resources, personnel, time, facilities, or materials (the foregoing being hereinafter referred to collectively as the “Inventions”). To the extent that any such Inventions are or contain copyrightable material and qualify under applicable law as “works made for hire,” the Employee and the Company hereby agree that such Inventions are and will automatically be works made for hire, owned and authored by the Company and/or the Virpax Entities, as applicable, as the term “work made for hire” is defined in the Copyright Laws of the United States of America. Employee now and forever expressly waives any right of publicity, attribution, and integrity, including any so-called moral rights or equivalents thereof, arising under United States federal law and under any state law and under the laws of any other country that conveys rights of the same nature, that the Employee may have in or to any Inventions. To the extent that any such rights cannot be waived, the Employee agrees not to assert such rights against the Company or any of the Virpax Entities or their respective successors, assigns, and licensees.

Employee acknowledges and agrees that any and all Inventions are the sole and exclusive property of Company and/or the Virpax Entities, as applicable. Employee hereby does and will irrevocably transfer and assign to Company and/or the Virpax Entities, as applicable, or their designee (if not otherwise transferred by law), as its exclusive property, the entire worldwide and perpetual right, title and interest in all Inventions, including (but not limited to) any patent applications, patents, trademarks, trade secrets, or Confidential Information. Employee agrees that these obligations bind Employee’s assigns, executors, administrators, and other legal representatives.

Inventions made prior to the commencement of Employee’s employment with Company and not within the scope of Employee’s services to Company are excluded from the scope of this Agreement. Employee shall provide a written list of all inventions conceived, developed, or reduced to practice by Employee, either solely or jointly with others, prior to the commencement of Employee’s employment with Company, that Employee considers to be the property of Employee or a third party (such as a prior employer), which list will be attached as Exhibit 1 to this Agreement (collectively called “Prior Inventions”). If Employee’s confidentiality obligations preclude disclosure of such an invention, Employee will disclose only a cursory name for the invention, the party(ies) to whom the invention belongs, and a note that further disclosure is precluded by Employee’s confidentiality obligations. If Employee does not complete Exhibit 1 to this Agreement, then Employee represents that there are no Prior Inventions. Employee will not incorporate any Prior Inventions into any work done for Company unless Employee owns all the rights in that Prior Invention necessary to grant a license or transfer those rights to Company. If Employee incorporates any Prior Invention into any work done for Company, then Employee hereby grants Company a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense) to make, have made, modify, use, and sell such Prior Invention.

(c) Assignment and Transfer of Works Made for Hire. In the event and to the extent that any applicable Inventions are deemed not to constitute works made for hire, the Employee hereby irrevocably and without limit assigns and transfers to the Company (and to the extent any such assignment and transfer cannot be made at present, agrees to assign), all of the Employee’s current and future right, title and interest in and to each of those Inventions, including but not limited to any patents, patent applications, copyrights, or copyright applications associated therewith, and to all renewals and extensions that may be secured under the laws now or hereafter in force and effect in the United States of America and any other country or countries absolutely and forever. Employee also assigns to Company all claims for relief by reason of any past infringements of such Inventions, with the right to sue for and collect damages for Company’s own use and benefit and for the use and benefit of Company’s successors, assigns and other legal representatives. This assignment is made without reservation of any rights of any kind now known or hereinafter discovered or granted by law, including electronic, digital, and all other versions in all media now known or hereafter invented, worldwide and forever. Employee expressly waives any ownership claim, now or in the future, in the Inventions; any right or claim of any right to create new derivative works or adaptations based on the Inventions in the future; and the right to apply for or file any copyright, patent, or trademark registrations for the Inventions or any part of them. Employee acknowledges that Company has the sole right to apply for, obtain, and own copyright, patent, and trademark registrations and use the corresponding notices in connection with the Inventions. Employee further agrees to promptly deliver to the Company and/or the Virpax Entities, as applicable, any and all drawings, notes, notebooks, research materials, specifications, data and other materials and documents relating to each of the Inventions.

(d) Cooperation and Power of Attorney. The Employee will, during the Employee’s employment or other service with the Company or at any time thereafter, at the request and cost of the Company or the Virpax Entities, promptly sign, execute, make, and do all such deeds, documents, acts and things as the Company and the Virpax Entities and their duly authorized agents may reasonably require with respect to the protection of the Company’s or the Virpax Entities’ intellectual property rights anywhere in the world. If the Company or any of the Virpax Entities is unable, after reasonable effort, to secure the signature of the Employee on any reasonably necessary document relating to intellectual property, including for patent, copyright, trademark or other analogous registration, or other documents regarding any legal protection or defense relating to an Invention, whether because of the Employee’s physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints each of the Chief Executive Officer, President and each Vice President of the Company and/or the applicable Virpax Entities as the Employee’s agent and attorney-in-fact, to execute any such documents for and on the Employee’s behalf and to take any action Company or the Virpax Entities deem necessary or desirable to protect their rights and interests, with the same legal force and effect as if executed or performed by the Employee.

(e) Records. The Employee agrees that, in connection with any research, development, or other services performed for the Company and/or the Virpax Entities, the Employee will maintain careful, adequate, and contemporaneous written records of all Inventions, which records shall be the property of the Company.

3. Non-Competition; Non-Solicitation; Non-Interference.

(a) Non-Competition. The Employee agrees that during the time that the Employee renders services to the Company (either directly or to the Virpax Entities), and for a period of six months following the cessation of such services, for any reason or no reason, the Employee shall not accept employment with or engage in a Competitive Business (as defined below), either directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, agent, member, lender, owner or stockholder of any entity. “Competitive Business” shall mean the research, development, commercialization, manufacturing, marketing, distribution, licensing and/or sale of devices, systems, methodologies or technologies for the delivery, transmission or administration of one or more drugs or other substances used for the prevention and/or treatment of pain, or any other technology, product or service being developed, manufactured, marketed, distributed, offered, sold or planned in writing by the Company. The foregoing prohibition shall not prevent any employment or engagement of the Employee, after termination of employment with the Company and all Virpax Entities, by any company or business organization not substantially engaged in a Competitive Business as long as the activities of any such employment or engagement do not, in any capacity, involve work on or exposure to matters related to any product or service being researched, developed, manufactured, marketed, distributed, offered, sold or planned in writing by the Company at the time of termination of the Employee’s employment with the Company. The Employee’s ownership of no more than 5% of the outstanding voting stock of a publicly traded company shall not constitute a violation of this Section 3(a).

(b) Non-Solicitation. The Employee agrees that during the time that the Employee renders services to the Company or to any of the Virpax Entities, and for a period of six months following the cessation of all such services, for any reason or no reason, the Employee shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s or the Virpax Entities’ employees or consultants to reduce their services to, terminate or not renew their relationship with the Company or the Virpax Entities, or attempt any of the foregoing, either for himself or herself or any other person or entity.

(c) Non-Interference. The Employee agrees that during the time that the Employee renders services to the Company or to any of the Virpax Entities, and for a period of two years following the cessation of such services, for any reason or no reason, the Employee shall not induce or attempt to induce any person or entity who is a customer, supplier, study or trial participant or other contracting party with the Company and/or any of the Virpax Entities to terminate or not renew or not extend any written or oral agreement or understanding or other relationship with the Company or the Virpax Entities or to reduce the amount of business it conducts with the Company or any of the Virpax Entities.

4. Reasonable Restrictive Covenants.

(a) Employee Acknowledgment. The Employee acknowledges that compliance with this Agreement is necessary to protect the good will and other proprietary interests of the Company and the Virpax Entities, and that the Employee will be entrusted with highly confidential information regarding the Company and its technology and will have access to the Company’s affairs, trade secrets and other proprietary information and may have access to those of the Virpax Entities.

(b) Blue Pencil/Reformation. If it is determined by a court of competent jurisdiction that any restriction in Sections 3 or 5 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be removed, modified or amended by the court to render it enforceable to the maximum extent permissible and expressly authorize such a court to do so.

5. Remedies.

(a) Scope of Remedies. The Employee acknowledges that the Employee’s compliance with this Agreement is necessary to protect the trade secrets, confidential information, goodwill, customer relations and other proprietary and legitimate business interests of the Company and the Virpax Entities. The Employee acknowledges that any breach of any of these covenants will result in irreparable and continuing damage to the Company’s and/or the Virpax Entities’ business for which there will be no adequate remedy at law and the Employee agrees that, in the event of any such breach of the aforesaid covenants, the Company, the Virpax Entities and their respective successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be available at law or in equity. Accordingly, the Employee expressly agrees that upon any breach, or threatened breach, of the terms of this Agreement, the Company and/or the Virpax Entities shall be entitled as a matter of right, in any court of competent jurisdiction in equity or otherwise to enforce the specific performance of the Employee’s obligations under this Agreement, to obtain temporary and permanent injunctive relief without the necessity of proving actual damage to the Company or any of the Virpax Entities, or the inadequacy of a legal remedy. In addition, in the event a court orders the Company or any of the Virpax Entities to post a bond in order to obtain such injunctive relief for a claim under this Agreement, the Employee agrees that the Company or the Virpax Entities will be required to post only a nominal bond. The rights conferred upon the Company and the Virpax Entities in this Section 5(a) shall not be exclusive of any other rights or remedies that the Company and the Virpax Entities, as applicable, may have at law, in equity or otherwise.

(b) Extension of Covenants. In the event that the Employee violates any of the covenants in this Agreement and the Company and/or any of the Virpax Entities commences legal action for injunctive or other relief, then the Company and/or such Virpax Entities, as applicable, shall have the benefit of the full period of the covenants such that the covenants shall have the duration of the full period of the applicable restriction computed from the date the Employee ceased violation of the covenants, either by order of the court or otherwise. The Employee acknowledges that any claim or cause of action of the Employee against the Company and/or any of the Virpax Entities shall not constitute a defense to the enforcement by the Company or the Virpax Entities of the covenants of the Employee in this Agreement. In the event the Company or the Virpax Entities obtains any such injunction, order, decree or other relief, in law or in equity, the Employee shall be responsible for reimbursing the Company and the Virpax Entities for all costs associated with obtaining the relief, including reasonable attorneys’ fees and expenses and costs of suit.

6. Representations, Warranties and Agreements. As an inducement to the Company to enter into this Agreement, the Employee hereby represents and warrants to the Company that the Employee is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Employee from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity. The Employee agrees to immediately notify the Company if the Employee becomes aware of any change in the representations and warranties set forth herein during the term of this Agreement.

7. Survival of Agreement; Binding Nature; Assignment. It is expressly agreed that the provisions of this Agreement shall survive and apply after the termination of the Employee’s services to the Company and/or the Virpax Entities. This Agreement shall be binding on and inure to the benefit of the Employee’s executors, administrators or other legal representatives, successors or assigns and on the Company’s and/or the Virpax Entities’ successors and assigns. The Company shall have the right to assign this Agreement without the consent of the Employee.

8. No Right to Employment. It is expressly understood that this Agreement is not intended to define the scope of the Employee’s employment by the Company or the terms of such employment other than as specifically provided herein. Any such other terms may or may not be contained in a written agreement. In any event, nothing contained in this Agreement shall be interpreted to create an employment relationship other than at-will.

9. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Employee and the Company or any of the Virpax Entities, but shall not supersede any other confidentiality, nondisclosure or invention assignment agreement between the Employee and the Company.

10. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the provision valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

12. Construction. This Agreement shall be construed and enforced under the substantive laws of the Commonwealth of Pennsylvania and, as applicable, the laws of the United States of America, without reference to its conflict of laws principles. Each of the parties hereby irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts with jurisdiction over Chester County, Pennsylvania, for the purpose of any action arising out of this Agreement (including, but not limited to, any action to challenge or to enforce any provision in this Agreement).

13. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

14. Counterparts; Electronic Transmission. This Agreement may be executed by the parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

VIRPAX PHARMACEUTICALS, INC.

By:
Anthony P. Mack
Chairman and Chief Executive Officer

Employee Name: Christopher M. Chipman

Employee’s Address:

Exhibit 1 – Prior Inventions

The following is a full and complete list of all inventions relevant to the subject matter of Employee’s employment by Company that have been conceived, developed, or reduced to practice by Employee, either solely or jointly with others, prior to the commencement of Employee’s employment with Company:

Invention	Description	Owner

Due to a prior confidentiality obligation, I cannot complete the disclosure above as to the following inventions listed generally below.

Invention	Party to Whom Confidentiality Owed	Relationship to Party

Employee Signature

Date

Exhibit 99.1

Virpax Pharmaceuticals Announces CFO Transition

BERWYN, PA, June 20, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced the appointment of Vinay Shah as Chief Financial Officer effective June 20, 2023. Mr. Shah succeeds Christopher Chipman who has resigned to pursue other opportunities.

“We are pleased to welcome Vinay to Virpax Pharmaceuticals. He is a seasoned executive and has extensive financial experience in the biopharmaceutical sector which we believe will be a great asset to the team,” stated Anthony P. Mack, Chairman and CEO of Virpax.

Mr. Shah joins Virpax from Aravive, Inc., a clinical stage biotech company, where he served for five years as the Chief Financial Officer. Prior to Aravive, he was with Pacira Pharmaceuticals, Inc. for nine years in financial positions of increasing responsibilities. Mr. Shah has over 30 years of financial experience, successfully establishing financial functions, participating in licensing and M&A transactions, and engaging in fund raising activities. He received his BA degree form Ranchi University in India and his MBA from Arizona State University in finance.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET)) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms and include statements regarding the expected contributions to be made by Mr. Shah. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the ability of M. Shah be integrated into the Company and contribute as expected, the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on the Company’s business and results of operations; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Betsy Brod
Affinity Growth Advisors
betsy.brod@affinitygrowth.com
212-661-2231